EXHIBIT 21.1

                               Southern Investments UK plc - subsidiaries


SIUK plc Subsidiary                                            % owned     Status
South Western Electricity plc                                      100      Operating
Aztec Insurance Limited                                            100      Operating
EA Technology Limited                                              7.7      Operating
ElectraLink Limited                                                6.19     Operating
Electricity Association Limited                                    5.9      Operating
Electricity Pensions Limited                                       0        Operating
Electricity Pensions Trustee Limited                               5        Operating
ESN Holdings Limited                                               4.5      Operating
Non-Fossil Purchasing Agency Limited                               8.3      Operating
Northmere Limited                                                  0        Operating
REC Collect Limited                                                25       Operating
South West Enterprise Limited                                      0        Operating
South Western Electricity Share Scheme Trustees Limited            100      Dormant
South Western Energy Limited                                       100      Dormant
South Western Helicopters Limited                                  100      Operating
South Western Natural Gas Limited                                  100      Dormant
South Western Power Limited                                        100      Operating
       Green Electron Limited                                      90       Operating
       South Western Power Investments Limited                     100      Operating
            Teesside Power Limited                                 7.7      Operating
            Wind Electric Limited                                  11.7     Operating
            Wind Resources Limited                                 45       Operating
                  Carland Cross Limited                            100      Operating
                  Coal Clough Limited                              100      Operating
            Winterton Power Limited                                25       Operating
St Clements Services Limited                                       9.1      Operating
SWEB Data Collection Services Limited                              100      Operating
SWEB Finance Limited                                               100      Dormant
SWEB Gas Limited                                                   100      Dormant
SWEB Insurance Limited                                             100      Operating
SWEB Investments 1996 Limited                                      100      Operating
       Croeso Systems Development Limited                          50       Operating
SWEB Investments Limited                                           100      Operating
SWEB Limited                                                       100      Dormant
SWEB Natural Gas Limited                                           100      Dormant
SWEB Pension Trustee Limited                                       100      Dormant
SWEB Property Developments Limited                                 100      Operating
       Temple Back Developments Limited                            49       Operating
            Weston-Super-Mare Developments Limited                 100      Operating
SWEB Property Investments Limited                                  100      Operating
SWEB Retail Limited                                                100      Dormant
SWEB Telecom Limited                                               100      Dormant
UK Data Collection Services Limited                                8.3      Operating
Western Natural Gas Limited                                        100      Dormant
